UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

CAVITATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	02-9901	20-4907818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10019 Canoga Ave.
Chatsworth, California 91311
(Address of principal executive offices including zip code)

(818) 718-0905
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 24, 2017, the Board of Directors of Cavitation Technologies, Inc. (the “Company”) upon the recommendation of the Company’s management and based upon discussions between management and the Company’s independent auditors, Weinberg & Company, P.A, concluded that the financial statements filed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2017 (the “Non-Reliance Period”) as previously issued should no longer be relied upon and will be restated (the “Non-Reliance Determination”).

As a part of the Company’s analysis of its books and records, the Company management had discovered and discussed with the auditors a discrepancy in the booking of gross profit revenues from $866,873 as originally reported to $166,873, with the gross profit share amount confirmed by Desmet as final and complete (fixed and determinable) or a reduction in revenues of $700,000 in the Company’s financial statements filed for the Non-Reliance Period. At this time, all the changes necessary to adjust the financial statements for the Non-Reliance Period are not complete. The Company intends to restate the financial statements presented in the previously filed Quarterly Report on Form 10-Q.

We have requested our independent accountants to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountants agree with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to state the respects in which they do not agree. We will file an amended Form 8-K to include our independent accountants’ letter as an exhibit to this filed Form 8-K no later than two business days after we receive their response letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 25, 2017

	By:	/s/ Igor Gordonitsky
Igor Gordonitsky
President Principal Executive Officer